Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Fourth Quarter and Full Year 2016 Results

Fourth Quarter 2016 Key Performance Indicators

•	Earnings per share ("EPS") increased 64% year-over-year to $0.46, down 21% sequentially.

◦	Net Income increased 56% year-over-year to $42 million, down 20% sequentially.

•	Total Brokerage and Advisory Assets increased 7% year-over-year to $509 billion, up 1% sequentially.

•	Total Net New Assets were an inflow of $2.5 billion, translating to a 2% annualized growth rate.*

◦	Net new brokerage assets and total net new assets are new metrics introduced in this quarter’s release.

◦	Net new advisory assets were an inflow of $4.8 billion, translating to a 9% annualized growth rate.

◦	Net new brokerage assets were an outflow of $2.3 billion, translating to a (3%) annualized rate.*

▪
Excluding outflows related to an institutional client that departed in Sept. 2016, net new brokerage assets and total net new assets would have been inflows of $0.1 billion and $4.9 billion respectively.*

◦	Advisor count increased to 14,377, up 192 sequentially and 323 year-over-year.

•	Gross Profit** increased 8% year-over-year to $347 million, flat sequentially.

•	EBITDA** increased 25% year-over-year to $119 million, down 1% sequentially.

◦	EBITDA as a percentage of Gross Profit was 34.4%, up from 29.7% a year ago, and down from 34.6% sequentially.

◦	Core G&A** increased 1% year-over-year to $181 million, up 3% sequentially.

•	Credit Agreement Net Leverage Ratio was 3.43x, down 0.32x year-over-year and down 0.14x sequentially.

◦	Credit Agreement EBITDA** (trailing twelve months) was $552 million, up 9% year-over-year, and up 4% sequentially.
Full Year 2016 Key Performance Indicators

•	EPS increased 22% versus prior year to $2.13.

◦	Net Income increased 14% year-over-year to $192 million.

•	Gross Profit** increased 3% year-over-year to $1.4 billion.

•	EBITDA** increased 12% year-over-year to $508 million.

◦	EBITDA as a percentage of Gross Profit was 36.4%, up from 33.4% in 2015.

◦	Core G&A** increased less than 1% year-over-year to $700 million, compared to initial outlook range of $715 to $730 million.

Key Updates

•	Completed multi-year effort to report net new brokerage assets.

•	Maintained 2017 Core G&A** outlook range of $710 to $725 million.

•	Maintained target Credit Agreement Net Leverage Ratio of 3.25 to 3.5 times.

SAN DIEGO - February 9, 2017 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the "Company") today announced results for its fourth quarter ended December 31, 2016, reporting net income of $42 million, or $0.46 per share. This compares with $27 million, or $0.28 per share, in the fourth quarter of 2015 and $52 million, or $0.58 per share, in the prior quarter.
"We delivered another solid quarter capping a strong year of business and financial results,” said Mark Casady, chairman of the board. “I am proud of our company’s transformation over the past few years and have the utmost confidence in Dan Arnold and our leadership team to drive the business going forward.”

"I am honored to lead LPL into our next phase of growth," said Dan Arnold, president and CEO. “We had a strong 2016 with our best recruiting year ever, and we made significant progress on service, technology, and preparing for the DOL fiduciary rule." Arnold continued, "As we look forward to 2017, our priorities are growing our core business and executing with excellence. We believe this will improve our advisors’ experience, and create long-term shareholder value.”
"We were pleased with our progress on productivity and efficiency in 2016, and we plan to stay disciplined on expenses in 2017,” said Matt Audette, CFO. “We continue to focus on investments that drive growth while maintaining balance sheet strength so we can be flexible in deploying capital."

Additional Fourth Quarter 2016 Financial and Business Highlights
Market Drivers

•	S&P 500 index ended the quarter at 2,239, up 3% sequentially. The S&P 500 index averaged 2,185 during the quarter, up 1% sequentially.

•	Federal Funds Daily Effective Rate ("FFER") averaged 45 bps during the quarter, up 6 bps sequentially.
Advisors

•	Production retention rate was 95.6%. Excluding the impact of an institutional client that was acquired and departed in September 2016, production retention would have been 96.8%.
Gross Profit

•
Gross profit was flat sequentially. Cash sweep revenues increased due to higher interest rates, and advisory fees increased on higher asset balances. These were offset by lower commissions and sponsor revenues, as well as lower transaction and fee revenue due to non-recurring Q3 fees.

Expenses

•
Core G&A expenses increased 3% sequentially. This was primarily driven by technology investments, DOL fiduciary rule implementation costs, seasonal items, and relocation expenses related to opening our Carolinas campus.

•	Promotional expenses decreased 16% sequentially as there were no major conferences in Q4.
Taxes

•	The Company's tax rate was 36% in Q4, up from 24% in Q3 which was lower due to a non-recurring benefit from tax planning initiatives.
Capital Management

•	The Company did not conduct share repurchases during the quarter.

•	Dividends were $22 million, paid on November 30, 2016.

•	Capital expenditures were $30 million, down $11 million sequentially.

•	Cash available for corporate use was $499 million as of quarter-end.

•
Credit Agreement Net Leverage Ratio was 3.43x, down 0.14x from the prior quarter. After applying $300 million of cash available for corporate use to Credit Agreement Net Debt, this left an additional $199 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 3.07x.

*As announced in our Q3 2016 earnings release, an institutional client was acquired by a bank with its own broker-dealer and departed in September 2016. Approximately $2.4 billion of affiliated brokerage assets left in Q4 2016. Excluding those assets, total net new assets would have grown at a 4% annualized rate, and net new brokerage assets would have grown at a less than 1% annualized rate.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EST on Thursday, February 9, 2017. The conference call can be accessed by dialing either 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 92153975.
The conference call will also be webcast simultaneously on the Investor Relations section of the Company's website (investor.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 92153975. The telephonic replay will be available until 11:59 p.m. EST on February 16, 2017 and the webcast replay will be available until March 2, 2017.
About LPL Financial
LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and served $509 billion in advisory and brokerage assets as of December 31, 2016. LPL is one of the fastest growing RIA custodians and is the nation's largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2016). The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and over 700 financial institutions, enabling them to help their clients turn life's aspirations into financial realities. Advisors associated with LPL also serviced an estimated 46,000 retirement plans with an estimated $127 billion in retirement plan assets, as of December 31, 2016. LPL also supports approximately 4,000 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,200 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Gross Profit is calculated as net revenues less commission and advisory expenses and brokerage, clearing, and exchange fees. All other expense categories, including depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can be useful to investors because it shows the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $917.6 million for the three months ended December 31, 2016, excluding the following expenses: commission and advisory, regulatory charges (see FN 8), promotional (see FN 9), employee share-based compensation (see FN 10), depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. The Company’s management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 7 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort. Prior to 2016, the Company calculated Core G&A as consisting of total operating expenses, excluding the items described above, as well as excluding other items that primarily consisted of acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning with results reported for Q1 2016, Core G&A was presented as including these items that were historically adjusted out, and for periods prior to Q1 2016, reflects those items in employee share-based compensation and other historical adjustments for comparative purposes.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, outlook, growth, plans, business strategies, future market position, future operating environment, and goals, including forecasts and statements relating to the Company’s expense and capital plans, target leverage ratio, opportunities for the deployment of cash, future efficiency gains, future investments and future expense growth, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of February 9, 2017. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new assets and the related impact on revenue; fluctuations in the number of retail investors served by the Company; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; the Company's strategy in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the U.S. Department of Labor's final rule ("DOL Rule") and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; execution of the Company's capital management plans, including its compliance with the terms of its existing credit agreement; the price, the availability of shares, and trading volumes of the Company's common stock, which will affect the timing and size of future share repurchases by the Company; changes made to the Company’s offerings and services in response to the current, pending and future legislation, regulation and regulatory actions, including the DOL Rule, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the expense savings and service improvements and efficiencies expected to result from its initiatives and programs, particularly its expense plans and technological initiatives; the Company's success in negotiating and developing commercial arrangements with third-party services providers; the performance of third-party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks, cybersecurity risks, and sourcing risks; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2015 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2016	2015	% Change	2016	2015	% Change
REVENUES
Commission	$423,267	$463,486	(9%)	$1,737,435	$1,976,845	(12%)
Advisory	325,383	324,241	—%	1,289,681	1,352,454	(5%)
Asset-based	144,136	124,062	16%	556,475	493,687	13%
Transaction and fee	102,788	96,849	6%	415,715	401,948	3%
Interest income, net of interest expense	5,342	4,216	27%	21,282	19,192	11%
Other	6,541	7,492	(13%)	28,795	30,928	(7%)
Total net revenues	1,007,457	1,020,346	(1%)	4,049,383	4,275,054	(5%)
EXPENSES
Commission and advisory	646,501	685,127	(6%)	2,600,624	2,864,813	(9%)
Compensation and benefits	108,741	104,938	4%	436,557	440,049	(1%)
Promotional	35,602	34,782	2%	148,612	139,198	7%
Depreciation and amortization	19,783	22,526	(12%)	75,928	73,383	3%
Amortization of intangible assets	9,499	9,532	—%	38,035	38,239	(1%)
Occupancy and equipment	25,609	22,155	16%	92,956	84,112	11%
Professional services	17,944	20,608	(13%)	67,128	64,522	4%
Brokerage, clearing and exchange	14,213	12,836	11%	54,509	52,516	4%
Communications and data processing	12,652	12,897	(2%)	44,453	46,871	(5%)
Restructuring charges	—	480	n/m	—	11,967	n/m
Other	27,075	30,897	(12%)	96,587	117,693	(18%)
Total operating expenses	917,619	956,778	(4%)	3,655,389	3,933,363	(7%)
Non-operating interest expense	24,895	18,465	35%	96,478	59,136	63%
INCOME BEFORE PROVISION FOR INCOME TAXES	64,943	45,103	44%	297,516	282,555	5%
PROVISION FOR INCOME TAXES	23,207	18,291	27%	105,585	113,771	(7%)
NET INCOME	$41,736	$26,812	56%	$191,931	$168,784	14%
Earnings per share, basic	$0.47	$0.29	62%	$2.15	$1.77	21%
Earnings per share, diluted	$0.46	$0.28	64%	$2.13	$1.74	22%
Weighted-average shares outstanding, basic	89,212	93,878	(5%)	89,072	95,273	(7%)
Weighted-average shares outstanding, diluted	91,014	95,340	(5%)	90,013	96,786	(7%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(Dollars in thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2016	Q3 2016	Q2 2016
REVENUES
Commission	$423,267	$431,686	$445,755
Advisory	325,383	321,911	322,955
Asset-based	144,136	138,291	137,797
Transaction and fee	102,788	108,413	101,824
Interest income, net of interest expense	5,342	5,372	5,238
Other	6,541	11,767	5,612
Total net revenues	1,007,457	1,017,440	1,019,181
EXPENSES
Commission and advisory	646,501	657,432	660,680
Compensation and benefits	108,741	107,988	105,773
Promotional	35,602	42,609	34,717
Depreciation and amortization	19,783	18,434	18,749
Amortization of intangible assets	9,499	9,502	9,509
Occupancy and equipment	25,609	23,530	21,980
Professional services	17,944	17,045	14,984
Brokerage, clearing and exchange	14,213	13,098	13,609
Communications and data processing	12,652	10,333	10,971
Other	27,075	25,356	24,656
Total operating expenses	917,619	925,327	915,628
Non-operating interest expense	24,895	23,889	23,804
INCOME BEFORE PROVISION FOR INCOME TAXES	64,943	68,224	79,749
PROVISION FOR INCOME TAXES	23,207	16,270	31,900
NET INCOME	$41,736	$51,954	$47,849
Earnings per share, basic	$0.47	$0.58	$0.54
Earnings per share, diluted	$0.46	$0.58	$0.53
Weighted-average shares outstanding, basic	89,212	89,092	89,019
Weighted-average shares outstanding, diluted	91,014	89,951	89,699

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$747,709	$724,529
Cash and securities segregated under federal and other regulations	768,219	671,339
Restricted cash	42,680	27,839
Receivables from:
Clients, net of allowance of $1,580 at December 31, 2016 and $1,464 at December 31, 2015	341,199	339,089
Product sponsors, broker-dealers, and clearing organizations	175,122	161,224
Advisor loans, net of allowance of $1,852 at December 31, 2016 and $697 at December 31, 2015	194,526	148,978
Others, net of allowance of $12,851 at December 31, 2016 and $9,856 at December 31, 2015	189,632	180,161
Securities owned:
Trading — at fair value	11,404	11,995
Held-to-maturity	8,862	9,847
Securities borrowed	5,559	6,001
Income taxes receivable	—	—
Fixed assets, net of accumulated depreciation and amortization of $355,919 at December 31, 2016 and $328,880 at December 31, 2015	387,368	275,419
Goodwill	1,365,838	1,365,838
Intangible assets, net of accumulated amortization of $380,775 at December 31, 2016 and $342,740 at December 31, 2015	353,996	392,031
Other assets	242,812	206,771
Total assets	$4,834,926	$4,521,061
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$198,839	$189,083
Payables to clients	863,765	747,421
Payables to broker-dealers and clearing organizations	63,032	48,032
Accrued commission and advisory expenses payable	128,476	129,512
Accounts payable and accrued liabilities	385,545	332,492
Income taxes payable	4,607	8,680
Unearned revenue	62,785	65,480
Securities sold, but not yet purchased — at fair value	183	268
Senior secured credit facilities, net of unamortized debt issuance cost of $21,924 at December 31, 2016 and $26,797 at December 31, 2015	2,175,436	2,188,240
Leasehold financing obligation	105,649	59,940
Deferred income taxes, net	25,614	36,303
Total liabilities	4,013,931	3,805,451
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 119,917,854 shares issued at December 31, 2016 and 119,572,352 shares issued at December 31, 2015	120	119
Additional paid-in capital	1,445,256	1,418,298
Treasury stock, at cost — 30,621,270 shares at December 31, 2016 and 30,048,027 shares at December 31, 2015	(1,194,645)	(1,172,490)
Accumulated other comprehensive income	315	553
Retained earnings	569,949	469,130
Total stockholders’ equity	820,995	715,610
Total liabilities and stockholders’ equity	$4,834,926	$4,521,061

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q4 2016	Q3 2016	% Change	Q4 2015	% Change
Revenues
Sales-based commissions	$188,943	$196,364	(4%)	$229,303	(18%)
Trailing commissions	234,324	235,322	—%	234,183	—%
Advisory	325,383	321,911	1%	324,241	—%
GDC(2)	748,650	753,597	(1%)	787,727	(5%)
Cash sweep revenue(3)	48,756	40,701	20%	27,217	79%
Other asset-based(4)	95,380	97,590	(2%)	96,845	(2%)
Transaction and fee	102,788	108,413	(5%)	96,849	6%
Other(5)	11,883	17,139	(31%)	11,708	1%
Total net revenues	1,007,457	1,017,440	(1%)	1,020,346	(1%)
Commission and advisory expense	646,501	657,432	(2%)	685,127	(6%)
Brokerage, clearing, and exchange	14,213	13,098	9%	12,836	11%
Gross profit(6)	346,743	346,910	—%	322,383	8%
Expense
Core G&A(7)	180,974	175,385	3%	179,490	1%
Regulatory charges(8)	6,275	4,436	41%	7,835	(20%)
Promotional(9)	35,602	42,609	(16%)	34,782	2%
Employee share-based compensation(10)	4,772	4,431	8%	4,083	17%
Other historical adjustments(11)	—	—	n/m	567	n/m
Total G&A	227,623	226,861	—%	226,757	—%
EBITDA	119,120	120,049	(1%)	95,626	25%
Depreciation and amortization	19,783	18,434	7%	22,526	(12%)
Amortization of intangible assets	9,499	9,502	—%	9,532	—%
Non-operating interest expense	24,895	23,889	4%	18,465	35%
INCOME BEFORE PROVISION FOR INCOME TAXES	64,943	68,224	(5%)	45,103	44%
PROVISION FOR INCOME TAXES	23,207	16,270	43%	18,291	27%
NET INCOME	$41,736	$51,954	(20%)	$26,812	56%
Earnings per share, diluted	$0.46	$0.58	(21%)	$0.28	64%
Weighted-average shares outstanding, diluted	91,014	89,951	1%	95,340	(5%)

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q4 2016	Q3 2016	Q2 2016
Revenues
Sales-based commissions	$188,943	$196,364	$218,266
Trailing commissions	234,324	235,322	227,489
Advisory	325,383	321,911	322,955
GDC(2)	748,650	753,597	768,710
Cash sweep revenue(3)	48,756	40,701	40,857
Other asset-based(4)	95,380	97,590	96,940
Transaction and fee	102,788	108,413	101,824
Other(5)	11,883	17,139	10,850
Total net revenues	1,007,457	1,017,440	1,019,181
Commission and advisory expense	646,501	657,432	660,680
Brokerage, clearing, and exchange	14,213	13,098	13,609
Gross profit(6)	346,743	346,910	344,892
Expense
Core G&A(7)	180,974	175,385	168,076
Regulatory charges(8)	6,275	4,436	5,567
Promotional(9)	35,602	42,609	34,717
Employee share-based compensation(10)	4,772	4,431	4,721
Total G&A	227,623	226,861	213,081
EBITDA	119,120	120,049	131,811
Depreciation and amortization	19,783	18,434	18,749
Amortization of intangible assets	9,499	9,502	9,509
Non-operating interest expense	24,895	23,889	23,804
INCOME BEFORE PROVISION FOR INCOME TAXES	64,943	68,224	79,749
PROVISION FOR INCOME TAXES	23,207	16,270	31,900
NET INCOME	$41,736	$51,954	$47,849
Earnings per share, diluted	$0.46	$0.58	$0.53
Weighted-average shares outstanding, diluted	91,014	89,951	89,699

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

(End of Period $ in billions, unless noted)	December 2016	November 2016	Nov to Dec % Change	October 2016	September 2016
Assets Served
Brokerage Assets(12)	$297.8	$294.0	1.3%	$291.5	$296.9
Advisory Assets(13)	211.6	207.3	2.1%	203.3	205.5
Total Brokerage and Advisory Assets(14)	$509.4	$501.3	1.6%	$494.8	$502.4

Insured Cash Account Balances(15)	$22.8	$21.9	4.1%	$21.3	$21.1
Deposit Cash Account Balances(16)	4.4	4.3	2.3%	4.2	4.2
Money Market Account Cash Balances(17)	4.1	4.0	2.5%	4.0	3.9
Total Client Cash Sweep Balances(18)	$31.3	$30.2	3.6%	$29.5	$29.2

Market Indices
S&P 500 Index (end of period)	2,239	2,199	1.8%	2,126	2,168
Fed Funds Effective Rate (average bps)	54	41	13	40	40

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2016	Q3 2016	% Change	Q4 2015	% Change
Market Drivers
S&P 500 Index (end of period)	2,239	2,168	3%	2,044	10%
Fed Funds Daily Effective Rate (FFER) (average bps)	45	39	6bps	16	29bps

Assets (dollars in billions)
Brokerage Assets(12)	$297.8	$296.9	—%	$288.4	3%
Advisory Assets(13)	211.6	205.5	3%	187.2	13%
Total Brokerage and Advisory Assets(14)	$509.4	$502.4	1%	$475.6	7%
Advisory % of Total Assets	41.5%	40.9%	60bps	39.4%	210bps

Net New Advisory Assets(19)	$4.8	$4.1	n/m	$3.1	n/m
Net New Brokerage Assets(20)	(2.3)	(3.1)	n/m	(2.7)	n/m
Total Net New Assets(21)	$2.5	$1.0	n/m	$0.4	n/m
Advisory NNA Annualized Growth(22)	9%	8%	n/m	7%	n/m
Total NNA Annualized Growth(23)	2%	1%	n/m	—%	n/m

Non-Hybrid RIA Brokerage Assets(24)	$233.1	$235.0	(1%)	$235.5	(1%)
Corporate Platform Advisory Assets(24)	127.0	124.9	2%	121.4	5%
Total Corporate Assets(24)	360.1	359.9	—%	356.9	1%
Brokerage Assets Associated with Hybrid RIAs(25)	64.7	61.9	5%	52.9	22%
Hybrid Platform Advisory Assets(25)	84.6	80.6	5%	65.8	29%
Total Hybrid Platform Assets(25)	149.3	142.5	5%	118.7	26%
Total Brokerage and Advisory Assets(14)	$509.4	$502.4	1%	$475.6	7%
Hybrid % of Total Assets	29.3%	28.4%	90bps	25.0%	430bps

Brokerage Retirement Assets(26)	$148.9	$149.2	—%	$142.6	4%
Advisory Retirement Assets(26)	116.2	112.1	4%	100.7	15%
Total Brokerage and Advisory Retirement Assets(26)	$265.1	$261.3	1%	$243.3	9%
Retirement % of Total Assets	52.0%	52.0%	—%	51.2%	80bps

Insured Cash Account Balances(15)	$22.8	$21.1	8%	$20.9	9%
Deposit Cash Account Balances(16)	4.4	4.2	5%	—	n/m
Money Market Account Cash Balances(17)	4.1	3.9	5%	8.1	(49%)
Total Cash Sweep Balances(18)	$31.3	$29.2	7%	$29.0	8%
Cash Sweep % of Total Assets	6.1%	5.8%	30bps	6.1%	—%

Insured Cash Account Fee - bps(27)	73	62	11	50	23
Deposit Cash Account Fee - bps(27)	39	36	3	—	n/m
Money Market Account Fee - bps(27)	43	42	1	13	30
Total Cash Sweep Fee - bps(27)	64	56	8	39	25

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2016	Q3 2016	% Change	Q4 2015	% Change
Commission Revenue by Product
Variable annuities	$172,147	$169,413	2%	$189,255	(9%)
Mutual funds	131,749	137,238	(4%)	137,392	(4%)
Alternative investments	9,511	8,514	12%	16,299	(42%)
Fixed annuities	34,439	44,933	(23%)	44,359	(22%)
Equities	22,108	20,263	9%	21,822	1%
Fixed income	22,661	21,756	4%	21,104	7%
Insurance	18,613	18,083	3%	20,290	(8%)
Group annuities	11,817	11,266	5%	12,730	(7%)
Other	222	220	1%	235	(6%)
Total commission revenue	$423,267	$431,686	(2%)	$463,486	(9%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$58,430	$57,337	2%	$76,996	(24%)
Mutual funds	32,651	34,985	(7%)	35,235	(7%)
Alternative investments	7,411	7,198	3%	14,471	(49%)
Fixed annuities	31,310	41,995	(25%)	43,244	(28%)
Equities	22,108	20,263	9%	21,822	1%
Fixed income	17,999	16,588	9%	16,051	12%
Insurance	17,115	16,520	4%	18,876	(9%)
Group annuities	1,697	1,258	35%	2,373	(28%)
Other	222	220	1%	235	(6%)
Total sales-based commissions	$188,943	$196,364	(4%)	$229,303	(18%)
Trailing commissions
Variable annuities	$113,717	$112,076	1%	$112,259	1%
Mutual funds	99,098	102,253	(3%)	102,157	(3%)
Alternative investments	2,100	1,316	60%	1,828	15%
Fixed annuities	3,129	2,938	7%	1,115	181%
Fixed income	4,662	5,168	(10%)	5,053	(8%)
Insurance	1,498	1,563	(4%)	1,414	6%
Group annuities	10,120	10,008	1%	10,357	(2%)
Total trailing commissions	$234,324	$235,322	—%	$234,183	—%
Total commission revenue	$423,267	$431,686	(2%)	$463,486	(9%)

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2016	Q3 2016	% Change	Q4 2015	% Change
Payout Rate
Base Payout Rate(28)	82.28%	83.10%	(82bps)	82.80%	(52bps)
Production Based Bonuses	3.40%	3.04%	36bps	3.46%	(6bps)
GDC Sensitive Payout	85.68%	86.14%	(46bps)	86.26%	(58bps)
Non-GDC Sensitive Payout (29)	0.68%	1.10%	(42bps)	0.72%	(4bps)
Total Payout Ratio	86.36%	87.24%	(88bps)	86.98%	(62bps)
Production Based Bonuses Ratio (Trailing Twelve Months)	2.6%	2.7%	(10bps)	2.7%	(10bps)

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2016		Q3 2016
Credit Agreement EBITDA(30)
Net income	$41,736		$51,954
Non-operating interest expense	24,895		23,889
Provision for income taxes	23,207		16,270
Depreciation and amortization	19,783		18,434
Amortization of intangible assets	9,499		9,502
EBITDA	119,120		120,049
Credit Agreement Adjustments:
Employee share-based compensation expense(10)	4,771		4,431
Advisor share-based compensation expense(31)	3,250		2,327
Other(32)	5,880		5,727
Credit Agreement EBITDA	$133,021		$132,534

Total Debt
Revolving Credit Facility Loans	$—		$—
Term Loan Outstanding	2,197,360		2,201,780
Total Debt	$2,197,360		$2,201,780

Cash Available for Corporate Use(33)
Cash at Parent(34)	$417,317		$471,997
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	75,551		50,159
Other Available Cash	6,257		7,416
Total Cash Available for Corporate Use	$499,125		$529,572

Credit Agreement Net Leverage
Total Debt	$2,197,360		$2,201,780
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$1,897,360		$1,901,780
Credit Agreement EBITDA (trailing twelve months)(35)	$552,472		$532,555
Credit Agreement Net Leverage Ratio(36)	3.43	x	3.57	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Credit Facilities	Outstanding	Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility Loans(a)	$—	LIBOR+250bps	—	9/30/2019

Senior Secured Term Loans:
2019 Term Loan A	459,375	LIBOR+250bps	3.27%	9/30/2019
2019 Term Loan B(b)	420,309	LIBOR+250bps	3.25%	3/29/2019
2021 Term Loan B(b)	624,676	LIBOR+350bps	4.25%	3/29/2021
2022 Term Loan B(b)	693,000	LIBOR+400bps	4.80%	11/20/2022
Total / Weighted-Average (at current rate)	$2,197,360		4.01%
_____________________

(a)	The Company's Revolving Credit Facility has a borrowing capacity of $400 million

(b)	The Company's Term Loan B Credit Facilities have a LIBOR floor of 75 basis points

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2016	Q3 2016	% Change		Q4 2015	% Change
Advisors
Advisors	14,377	14,185	1%		14,054	2%
Net New Advisors	192	(8)	n/m		(19)	n/m
Custom Clearing Service Subscribers(37)	3,988	4,207	(5%)		4,200	(5%)
Annualized commissions revenue per Advisor(38)	$119	$122	(2%)		$132	(10%)
Annualized GDC per Advisor(38)	$210	$212	(1%)		$224	(6%)
Average Total Assets per Advisor ($millions)(39)	$35.4	$35.4	—%		$33.8	5%
Transition assistance loan amortization($ millions)(40)	$12.8	$12.0	7%		$10.7	20%
Total client accounts (in millions)	4.7	4.7	—%		4.6	2%

Employees - period end	3,288	3,254	1%		3,410	(4%)

Productivity Metrics
Advisory Revenue as a percentage of Advisory Assets, excluding Hybrid RIA assets(41)	1.04%	1.06%	(2	bps)	1.10%	(6	bps)
Annualized Gross Profit / Total Brokerage and Advisory Assets	0.27%	0.28%	(1bps	)	0.27%	—
Annualized Operating expense excluding production expense / Total Brokerage and Advisory Assets(42)	0.20%	0.20%	—		0.22%	(2bps	)
Production Retention Rate (YTD Annualized)(43)	95.6%	95.2%	40	bps	96.3%	(70	bps)
Attachment Rate, excluding Cash Sweep Revenue(44)	28.1%	29.6%	(150	bps)	26.1%	200	bps
Recurring Revenue Rate(45)	75.8%	74.3%	150	bps	73.0%	280	bps
EBITDA as a percentage of Gross Profit	34.4%	34.6%	(20	bps)	29.7%	470	bps

Capital Allocation per Share(46) (in millions, except per share data)
Share Repurchases	$—	$—	n/m		$250.0	(100%)
Dividends	22.3	22.3	—%		24.0	(7%)
Total Capital Allocated	$22.3	$22.3	—%		$274.0	(92%)
Weighted-average Share Count, Diluted	91.0	90.0	1%		95.3	(5%)
Total Capital Allocated per Share	$0.25	$0.25	—%		$2.88	(91%)

Endnote Disclosures

(1)
The information presented on pages 9-17 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(2)	GDC, or gross dealer concessions, a financial measure, is equal to the sum of Commission and Advisory revenues.

(3)
Cash sweep revenue consists of fees from the Company’s cash sweep program, specifically a money market sweep vehicle involving money market fund providers and two insured bank deposit sweep vehicles (see FNs 15, 16, and 17). Cash sweep revenues are a component of asset-based revenues and are derived from the Company’s Condensed Consolidated Statements of Income.

(4)
Other asset-based revenues consists of the Company’s sponsorship programs with financial product manufacturers and omnibus processing and networking services, but not including fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company’s Condensed Consolidated Statements of Income.

(5)	Other consists of interest income as well as other revenues, as presented on the Company’s Condensed Consolidated Statements of Income.

(6)	Gross Profit is a non-GAAP measure. Please see a description of Gross Profit under “Non-GAAP Financial Measures” on page 3 of this release for additional information.
(7)Core G&A is a non-GAAP measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q4 2016	Q3 2016	Q4 2015
Operating Expense Reconciliation
Core G&A	$180,974	$175,385	$179,490
Regulatory charges	6,275	4,436	7,835
Promotional	35,602	42,609	34,782
Employee share-based compensation	4,772	4,431	4,083
Other historical adjustments	—	—	567
Total G&A	227,623	226,861	226,757
Commissions and advisory	646,501	657,432	685,127
Depreciation & amortization	19,783	18,434	22,526
Amortization of intangible assets	9,499	9,502	9,532
Brokerage, clearing and exchange	14,213	13,098	12,836
Total operating expense	$917,619	$925,327	$956,778

(8)	Regulatory charges consist of items that the Company’s management relates to the resolution of regulatory issues (including remediation, restitution, and fines).

(9)
Promotional expenses include costs related to hosting of advisor conferences, business development costs related to recruiting, such as transition assistance, and amortization related to forgivable loans issued to advisors.

(10)
Employee share-based compensation expense represents share-based compensation for equity awards granted to employees, officers, and directors. Such awards are measured based on the grant date fair value and recognized over the requisite service period of the individual awards, which generally equals the vesting period.

(11)
Other historical adjustments primarily includes acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning in Q1 2016, these items are included in Core G&A expenses (see FN 7).

(12)
Brokerage Assets is a component of Total Brokerage and Advisory Assets (see FN 14) and consists of assets serviced by advisors licensed with the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”) that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(13)
Advisory Assets is a component of Total Brokerage and Advisory Assets (see FN 14) and consists of advisory assets under management on the Company’s corporate advisory platform (see FN 24) and Hybrid RIA assets in advisory accounts custodied at the Company (see FN 25).

(14)
End of period Total Brokerage and Advisory Assets are comprised of assets that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. End of period Insured Cash Account, Deposit Cash Account and Money Market Account Balances are also included in Total Brokerage and Advisory Assets.

(15)
Insured Cash Account Balances represents advisors’ clients’ accounts balances in one of the Company's two insured bank deposit sweep vehicles at the end of the reporting period. These accounts are available to individuals, trusts (where beneficiaries are natural persons), and sole proprietorships, and these assets are included in Total Brokerage and Advisory Assets (see FN 14).

(16)
Deposit Cash Account Balances represents advisors’ clients’ accounts balances in one of the Company’s two insured bank deposit sweep vehicles at the end of the reporting period. These accounts are available only to advisory individual retirement accounts (IRAs), and these assets are included in Total Brokerage and Advisory Assets (see FN 14)

(17)
Money Market Account Cash Balances represents advisors’ clients’ accounts balances in money market fund providers at the end of the reporting period. These assets are included in Total Brokerage and Advisory Assets (see FN 14).

(18)
Represents the sum of Insured Cash Account Balances, Deposit Cash Account Balances, and Money Market Account Cash Balances, which together comprise end of period assets in the Company’s cash sweep program. These assets are included in Total Brokerage and Advisory Assets (see FN 14).

(19)
Net New Advisory Assets consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. We consider conversions from and to brokerage accounts as deposits and withdrawals respectively.

(20)
Net New Brokerage Assets consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. We consider conversions from and to advisory accounts as deposits and withdrawals respectively.

(21)	Total Net New Assets is equal to the sum of Net New Advisory Assets and Net New Brokerage Assets.

(22)
Advisory NNA Annualized Growth is calculated as the Net New Advisory Assets as of the end of a period divided by advisory assets as of the end of the immediately preceding period and multiplying by four.

(23)
Total NNA Annualized Growth is calculated as the Total Net New Assets as of the end of the period, divided by total end of period Total Brokerage and Advisory Assets as of the end of the immediately preceding period and multiplying by four.

(24)
Total Corporate Assets represents the sum of total brokerage assets serviced by advisors who are licensed with LPL Financial but not associated with Hybrid RIAs (see FN 25); and total advisory assets managed on LPL Financial's corporate advisory platform by advisors who are registered investment advisory representatives of LPL Financial. Total Corporate Assets are custodied, networked, and non-networked with the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(25)
The Company serves independent RIAs that conduct their advisory business through separate entities (“Hybrid RIAs”) operating pursuant to the Investment Advisers Act of 1940 or through their respective states' investment advisory licensing rules, rather than through LPL Financial. Advisors associated with Hybrid RIAs pay fees to access the Company’s Hybrid RIA platform for an integrated offering of technology, clearing, compliance, and custody services to Hybrid RIAs. Most financial advisors associated with Hybrid RIAs carry their brokerage license with LPL Financial, although some financial advisors associated with Hybrid RIAs do not carry a brokerage license through LPL Financial. Total Hybrid Platform Assets consist of assets managed or serviced by advisors associated with a Hybrid RIA firm that are custodied, networked, and non-networked with the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include assets managed by Hybrid RIAs that are custodied with a third-party custodian.

(26)
Total Brokerage and Advisory Retirement Assets are a component of Total Brokerage and Advisory Assets (see FN 14), and consist of retirement plan assets held in advisory and brokerage accounts that are custodied, networked, and non-networked at the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include additional retirement plan assets serviced by advisors through either LPL Financial or Hybrid RIAs, which the Company currently estimates at approximately $127 billion.

(27)
With respect to the applicable cash sweep vehicle (Insured Cash Account, Deposit Cash Account and/or Money Market Account), reflects the average fee yield over the period, as calculated by dividing total fee revenue received from such vehicle by the average end of day balance level during the quarter in such vehicle.

(28)	The Company's base payout rate is calculated as commission and advisory expenses, divided by GDC (see FN 2).

(29)
Non-GDC Sensitive Payout, a statistical or operating measure, includes share-based compensation expense from equity awards granted to advisors and financial institutions (see FN 31) and mark-to-market gains or losses on amounts designated by advisors as deferred.

(30)	Credit Agreement EBITDA is a non-GAAP measure. Please see a description of Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information.

(31)
Advisor share-based compensation expense represents share-based compensation for the stock options and warrants awarded to advisors and financial institutions based on the fair value of the awards at each reporting period.

(32)
Other represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(33)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(34)	Parent refers to LPL Holdings, Inc., a direct subsidiary of the Company, which is the Borrower under the Credit Agreement.

(35)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a four-quarter period at the end of each fiscal quarter, and in so doing may make further adjustments to prior quarters.

(36)	Credit Agreement Net Leverage Ratio is calculated in accordance with the Credit Agreement, which includes a maximum of $300 million of cash available for corporate use.

(37)
Custom Clearing Service Subscribers are financial advisors who are affiliated and licensed with insurance companies that receive customized clearing services, advisory platforms, and technology solutions from the Company.

(38)
A simple average advisor count is used to calculate "per advisor" metrics by taking the average advisor count from the current period and sequential period. The calculation uses the average advisor count at the beginning and the end of period, and excludes Custom Clearing Service Subscribers (see FN 37).

(39)	Based on end of period Total Brokerage and Advisory Assets (see FN 14) divided by end of period Advisor count.

(40)
Transition assistance consists of payments to newly recruited advisors and financial institutions to assist in the transition process. Smaller advisor practices receive payments that are charged to earnings in the current period, whereas larger advisor practices and financial institutions typically receive transition assistance in the form of forgivable loans or recoverable advances that are generally amortized into earnings over a period of three to five years. Transition assistance loan amortization represents the amortizable amount of forgivable loans or recoverable advances that are charged to earnings in the period presented.

(41)
Based on annualized advisory revenues divided by corporate advisory assets at the prior quarter's end (corporate advisory assets is defined as total Advisory Assets (see FN 13) less Hybrid Platform Advisory Assets (see FN 25)).

(42)
Represents annualized operating expenses for the period, excluding production-related expense, divided by Total Brokerage and Advisory Assets (see FN 14) for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense.  For purposes of this metric, operating expenses includes include Core G&A (see FN 7), Regulatory (see FN 8), Promotional (see FN 9), Employee Share Based Compensation (see FN 10), Other Historical Adjustments (see FN 11), Depreciation & Amortization, and Amortization of Intangible Assets.

(43)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(44)
Attachment revenue is comprised of asset-based revenues (including revenue from cash sweep programs), transaction and fee revenue, and other revenue. Attachment rate, excluding cash sweep revenue, is calculated as attachment revenue (less revenue from cash sweep programs) over total commission and advisory revenues for the quarter.

(45)
Recurring Revenue Rate refers to the percentage of total net revenue that was recurring revenue for the quarter. The Company tracks recurring revenue, a characterization of net revenue and a statistical measure, which management defines to include revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon accounts and advisors. Because certain recurring revenues are associated with asset balances, they will fluctuate depending on the market values and current interest rates. Accordingly, recurring revenue can be negatively impacted by adverse external market conditions. However, management believes that recurring revenue is meaningful despite these fluctuations because it is not dependent upon transaction volumes or other activity-based revenues, which are more difficult to predict, particularly in declining or volatile markets.

(46)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.